UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 9, 2006

(Date of earliest event reported)

ALASKA AIR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Election of Directors

On June 9, 2006, the Alaska Air Group Board of Directors elected the following directors to committees: Patricia M. Bedient was elected Chairperson of the Audit Committee; Byron I. Mallot was elected to serve on the Governance and Nominating Committee and the Safety Committee; and Dennis F. Madsen was elected to serve on the Audit Committee. The Board voted on these elections as part of its annual review of committee assignments.

The full Alaska Air Group Board of Directors’ Committee memberships are listed below.

Governance and Nominating Committee

R. Marc Langland, Chair

Jessie J. Knight, Jr.

Byron I. Mallott

J. Kenneth Thompson

Audit Committee

Patricia M. Bedient, Chair

Mark R. Hamilton

Dennis F. Madsen

John V. Rindlaub

Compensation Committee

Phyllis J. Campbell, Chair

Jessie J. Knight, Jr.

Dennis F. Madsen

John V. Rindlaub

Safety Committee

Richard A. Wien, Chair

Mark R. Hamilton

Byron I. Mallott

J. Kenneth Thompson

ITEM 8.01	Other Events

On June 9, 2006, the Alaska Air Group Board of Directors voted to compensate members of the Finance Advisory Group in the amount of $1,500 per meeting attended, whether in-person or by telephone.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: June 14, 2006

/s/ Brandon S. Pedersen
Brandon S. Pedersen Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden
Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

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